Exhibit 99.1

Viad Corp Announces Preliminary Results for the 2020 First Quarter, Provides Update on Liquidity and COVID-19 Impacts

Highlights

•	First quarter 2020 preliminary results were stronger than 2019 first quarter results due to positive show rotation at GES, partially offset by the impact of COVID-19
•	March 31, 2020 cash of $130.5 million, debt of $440.6 million, and leverage ratio of 3.13x
•	Significant actions taken to address the impact of COVID-19 and preserve liquidity

PHOENIX, May 14, 2020 -- Viad Corp (NYSE: VVI) today reported preliminary financial results for the first quarter of 2020. These preliminary results do not include anticipated non-cash impairment charges due to the impact of COVID-19, which will be reflected in Viad’s GAAP financials upon filing our Form 10-Q.

COVID-19 Business Impacts

Steve Moster, president and chief executive officer, commented, “The COVID-19 pandemic is having a material impact on our operations and financial performance, with live event and tourism activities largely shut down. As select areas of the global economy have begun to re-open, primarily at the discretion of local authorities, we are beginning to restart our business with enhanced health and safety protocols in place. On May 7th, we re-opened FlyOver Iceland, and we plan to begin re-opening other Pursuit experiences in June as restrictions are eased. However, exhibition and event activity has yet to resume.”

Moster continued, “Given the evolving, uncertain nature of COVID-19, it is impossible to predict how the pandemic will continue to impact the events industry and the broader travel market. Accordingly, we are unable to provide financial guidance at this time.”

Moster concluded, “I am very proud of how our team has responded to these unprecedented circumstances. We acted swiftly to protect the health and safety of our employees, clients, guests, and communities to help limit the spread of the virus, while also making difficult decisions to shutter operations and reduce staffing levels, amongst other actions to reduce costs. Our industries and our businesses have endured prior periods of disruption and we are determined to take the appropriate steps to help ensure we are able to weather this turbulent time.”

First Quarter 2020 Preliminary Results

Preliminary revenue was $306.0 million, up 7.1% from the 2019 first quarter primarily due to positive show rotation of approximately $57 million at GES, partially offset by show postponements and cancellations due to the COVID-19 pandemic. Preliminary net loss attributable to Viad was $10.6 million, versus a loss of $17.8 million in the 2019 first quarter. Preliminary adjusted segment operating loss* was $8.4 million, versus a loss of $11.0 million in the prior year quarter, and adjusted segment EBITDA* was $6.9 million, up $4.7 million from the 2019 first quarter. The increase in adjusted segment EBITDA was primarily due to higher revenue at GES and the elimination of performance-based incentives, partially offset by increased seasonal operating losses at Pursuit driven primarily by our June 2019 Mountain Park Lodges acquisition and the opening of FlyOver Iceland.

- more -

- Page 2 -

* Refer to Table 2 of this press release for a discussion and reconciliation of this non-GAAP financial measure to its most directly comparable GAAP financial measure.

Moster further commented, “Through the end of February, both GES and Pursuit were on pace for a strong first quarter. In early March, as a result of COVID-19 concerns, we began to see event postponements and cancellations at GES, as well as some cancelled bookings at Pursuit. This quickly escalated into the shut-down of event activity and tourism as government mandated closures and stay-at-home orders went more broadly into effect around the world.”

“Our focus will continue to be on cash flow as we manage through this challenging and uncertain time. As demand halted, we essentially placed our businesses into a state of hibernation to preserve cash. At Pursuit, we have begun to thoughtfully re-open our attractions and hotels as governmental restrictions are being lifted and new reservations are once again coming in. For GES, we are cautiously optimistic that, as governments lift restrictions, events in certain geographies will start to take place again during the third quarter and we stand ready to reactivate areas of that business when it makes sense to do so. I want to thank our teams for everything they are doing to support our businesses during this unprecedented time,” stated Moster.

Liquidity Update

We have taken the following measures to improve our liquidity position in response to COVID-19:

•	We have fully drawn on our revolving line of credit to increase our cash position and we have obtained a waiver of our financial covenants for the second quarter.
•

We have implemented aggressive cost reduction actions, including furloughs, mandatory unpaid time off, and salary reductions for all employees across the company. Our executive management team voluntarily reduced its base salaries by 20% to 50%.

•	We have eliminated all non-essential capital expenditures and discretionary spending.
•	Each non-employee member of our Board of Directors has agreed to reduce his or her cash retainer by 50% for payments typically made to them in the second quarter of 2020.
•	We have suspended future dividend payments and share repurchases.
•	We have taken advantage of available governmental assistance programs for wage and tax relief and continue to evaluate additional opportunities.

At March 31, 2020, our total cash was $130.5 million and our debt totaled $440.6 million, with $33 million of capacity remaining on our revolving credit facility. We drew the remaining $33 million at the beginning of April, bringing our cash position to approximately $163 million.

“Based on the very difficult, yet necessary actions we have taken to reduce costs and preserve cash, and as we continue to collect accounts receivable, we anticipate that our cash outflow during the second quarter will approximate $40 million. This leaves us ample liquidity to withstand the near-term impacts of COVID-19. Additionally, we are in productive discussions with our lender group for longer-term covenant relief, as we evaluate options to help ensure we have adequate liquidity for the future,” said Moster.

Delay of First Quarter 2020 Form 10-Q Filing

The impact of COVID-19 on our business has resulted in the need to perform additional asset impairment assessments, which will delay the filing of our first quarter Form 10-Q. The preliminary financial results discussed in this press release do not include impairment charges and the corresponding tax effects, which are currently being evaluated. We do not expect the non-cash

- more -

- Page 3 -

impairment charges to impact future operations or affect our liquidity or compliance with debt covenants. However, we expect the impact on Viad’s reported GAAP financial results to be material.

Conference Call Details

To join the live teleconference, please call (833) 513-0557 and enter the passcode 2041759 or access the webcast through our website. A replay will be available for a limited time at (800) 585-8367 or (416) 621-4642 and enter the passcode 2041759 or visit our website and link to a replay of the webcast.

About Viad

Viad (NYSE: VVI) generates revenue and shareholder value through two businesses: Pursuit and GES. Pursuit is a collection of inspiring and unforgettable travel experiences in Alaska, Montana, the Canadian Rockies, Vancouver, and Reykjavik, as well as new experiences in development in Las Vegas and Toronto. Pursuit’s collection includes attractions, lodges and hotels, and sightseeing tours that connect guests with iconic places. GES is a global, full-service live events company offering a comprehensive range of services to the world's leading brands and event organizers. Our business strategy focuses on providing superior experiential services to our customers and sustainable returns on invested capital to our shareholders. Viad is an S&P SmallCap 600 company. For more information, visit www.viad.com.

Preliminary Results

The unaudited preliminary financial results for the first quarter 2020 represent the most current information available to us and are based on calculations or figures that we prepared internally and they have not been reviewed or audited by our independent registered public accounting firm. Our actual results may differ materially from these preliminary financial results due to the completion of our financial closing procedures, including impairment testing, final adjustments, and other developments that may arise between the date of this announcement and when results for the first quarter 2020 are finalized and reported in our Form 10-Q.

Forward-Looking Statements

This press release contains a number of forward-looking statements. Words, and variations of words, such as “will,” “may,” “expect,” “would,” “could,” “might,” “intend,” “plan,” “believe,” “estimate,” “anticipate,” “deliver,” “seek,” “aim,” “potential,” “target,” “outlook,” and similar expressions are intended to identify our forward-looking statements. Similarly, statements that describe our business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements. These forward-looking statements are not historical facts and are subject to a host of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those in the forward-looking statements.

Important factors that could cause actual results to differ materially from those described in our forward-looking statements include, but are not limited to, the following:

•	the effects of the COVID-19 pandemic on our business;
•	the impact of the pandemic and actions taken in response to the pandemic on global and regional economies, travel and economic activity;
•	the pace of recovery when the COVID-19 pandemic subsides;

- more -

- Page 4 -

•	general economic uncertainty in key global markets and a worsening of global economic conditions;
•	our ability to successfully integrate and achieve established financial and strategic goals from acquisitions;
•	our dependence on large exhibition event clients;
•	the importance of key members of our account teams to our business relationships;
•	the competitive nature of the industries in which we operate;
•	travel industry disruptions;
•	unanticipated delays and cost overruns of our capital projects, and our ability to achieve established financial and strategic goals for such projects;
•	seasonality of our businesses;
•	transportation disruptions and increases in transportation costs;
•	natural disasters, weather conditions, and other catastrophic events;
•	our multi-employer pension plan funding obligations;
•	our exposure to labor cost increases and work stoppages related to unionized employees;
•	liabilities relating to prior and discontinued operations;
•	adverse effects of show rotation on our periodic results and operating margins;
•	our exposure to currency exchange rate fluctuations;
•	our exposure to cybersecurity attacks and threats;
•	compliance with laws governing the storage, collection, handling, and transfer of personal data and our exposure to legal claims and fines for data breaches or improper handling of such data;
•	the effects of the United Kingdom’s exit from the European Union; and
•	changes affecting the London Inter-bank Offered Rate.

For a more complete discussion of the risks and uncertainties that may affect our business or financial results, please see Item 1A, “Risk Factors,” of our most recent annual report on Form 10-K filed with the SEC. We disclaim and do not undertake any obligation to update or revise any forward-looking statement in this press release except as required by applicable law or regulation.

Contact

Carrie Long

Investor Relations

(602) 207-2681

ir@viad.com

# # #

VIAD CORP AND SUBSIDIARIES

TABLE ONE – PRELIMINARY QUARTERLY RESULTS

PRELIMINARY, SUBJECT TO SUBSTANTIAL REVISION BASED ON IMPAIRMENT TESTING AND FINAL CLOSING PROCEDURES

(UNAUDITED)

	Three months ended March 31,
($ in thousands, except per share data)	2020	2019	$ Change	% Change
Revenue:
GES:
North America	$251,758	$223,241	$28,517	12.8%
EMEA	42,716	54,376	(11,660)	-21.4%
Intersegment eliminations	(1,989)	(2,690)	701	26.1%
Total GES	292,485	274,927	17,558	6.4%
Pursuit	13,523	10,667	2,856	26.8%
Total revenue	$306,008	$285,594	$20,414	7.1%

Segment operating income (loss):
GES:
North America	$11,966	$608	$11,358	**
EMEA	(1,108)	1,135	(2,243)	**
Total GES	10,858	1,743	9,115	**
Pursuit	(20,274)	(12,995)	(7,279)	-56.0%
Segment operating loss	(9,416)	(11,252)	1,836	16.3%
Corporate eliminations	16	16	—	0.0%
Corporate activities (Note A)	(789)	(1,833)	1,044	57.0%
Restructuring charges (Note B)	(851)	(688)	(163)	-23.7%
Impairment charges (Note C)	—	—	—	**
Legal settlement (Note D)	—	(8,500)	8,500	-100.0%
Other expense	(419)	(455)	36	7.9%
Net interest expense (Note E)	(3,939)	(2,817)	(1,122)	-39.8%
Loss from continuing operations before income taxes	(15,398)	(25,529)	10,131	39.7%
Income tax benefit (Note F)	3,422	7,595	(4,173)	-54.9%
Loss from continuing operations	(11,976)	(17,934)	5,958	33.2%
Loss from discontinued operations (Note G)	(454)	(287)	(167)	-58.2%
Net loss	(12,430)	(18,221)	5,791	31.8%
Net loss attributable to noncontrolling interest	1,333	420	913	**
Net loss attributable to redeemable noncontrolling interest	517	24	493	**
Net loss attributable to Viad	$(10,580)	$(17,777)	$7,197	40.5%

Amounts Attributable to Viad Common Stockholders:
Loss from continuing operations	$(10,126)	$(17,490)	$7,364	42.1%
Loss from discontinued operations (Note G)	(454)	(287)	(167)	-58.2%
Net loss	$(10,580)	$(17,777)	$7,197	40.5%

Diluted loss per common share:
Loss from continuing operations attributable to Viad common shareholders	$(0.51)	$(0.88)	$0.37	42.0%
Loss from discontinued operations attributable to Viad common shareholders	(0.02)	(0.01)	(0.01)	-100.0%
Net loss attributable to Viad common shareholders	$(0.53)	$(0.89)	$0.36	40.4%

Basic loss per common share:
Loss from continuing operations attributable to Viad common shareholders	$(0.51)	$(0.88)	$0.37	42.0%
Loss from discontinued operations attributable to Viad common shareholders	(0.02)	(0.01)	(0.01)	-100.0%
Net loss attributable to Viad common shareholders	$(0.53)	$(0.89)	$0.36	40.4%

Common shares treated as outstanding for loss per share calculations:
Weighted-average outstanding common shares	20,215	20,076	139	0.7%
Weighted-average outstanding and potentially dilutive common shares	20,215	20,076	139	0.7%

** Change is greater than +/- 100 percent

VIAD CORP AND SUBSIDIARIES

TABLE ONE – NOTES TO PRELIMINARY QUARTERLY RESULTS

PRELIMINARY, SUBJECT TO SUBSTANTIAL REVISION BASED ON IMPAIRMENT TESTING AND FINAL CLOSING PROCEDURES

(UNAUDITED)

(A)

Corporate Activities —The decrease in corporate activities expense during the three months ended March 31, 2020 relative to 2019 was primarily due to lower performance-based compensation expense as we reduced our estimated performance achievement to zero as a result of COVID-19.

(B)	Restructuring Charges — Restructuring charges during the three months ended March 2020 and 2019 were primarily related to the elimination of certain positions at GES.
(C)

Impairment Charges – The impact of COVID-19 on our business has resulted in the need to perform additional asset impairment assessments, which are not yet complete. The preliminary financial results presented in this press release do not include expected impairment charges and the corresponding tax effects, which are currently being evaluated. The impairment charges are expected to be material to Viad’s financial results and will be reflected in Viad’s GAAP financials upon filing our 2020 First Quarter Form 10-Q.

(D)	Legal Settlement —During 2019, we recorded a charge to resolve a legal dispute at GES involving a former industry contractor.
(E)	Net Interest Expense —The increase in net interest expense for the three months ended March 31, 2020 relative to 2019 was primarily due to higher debt balances in 2020.
(F)

Income Taxes — The effective tax rate was 22% and 30% for the three months ended March 31, 2020 and March 31, 2019, respectively. The decrease in the effective rate was primarily due to higher domestic losses which are taxed at a lower rate relative to the losses in other jurisdictions and lower tax benefits from share based compensation.

(G)

Loss from Discontinued Operations —Loss from discontinued operations during the three months ended March 31, 2020 and 2019 was primarily related to legal expenses related to previously sold operations.

	Three months ended March 31,
($ in thousands, except per share data)	2020	2019	$ Change	% Change
Net loss attributable to Viad	$(10,580)	$(17,777)	$7,197	40.5%
Less: Allocation to nonvested shares	—	—	—	**
Adjustment to the redemption value of redeemable noncontrolling interest	(126)	(87)	(39)	-44.8%
Net loss allocated to Viad common shareholders	$(10,706)	$(17,864)	$7,158	40.1%

Weighted-average outstanding common shares	20,215	20,076	139	0.7%

Basic loss per common share attributable to Viad common shareholders	$(0.53)	$(0.89)	$0.36	40.4%

** Change is greater than +/- 100 percent

VIAD CORP AND SUBSIDIARIES

TABLE TWO – NON-GAAP FINANCIAL MEASURES

PRELIMINARY, SUBJECT TO SUBSTANTIAL REVISION BASED ON IMPAIRMENT TESTING AND FINAL CLOSING PROCEDURES

(UNAUDITED)

IMPORTANT DISCLOSURES REGARDING NON-GAAP FINANCIAL MEASURES

This document includes the presentation of “Income/(Loss) Before Other Items”, “Adjusted EBITDA”, “Adjusted Segment EBITDA” and “Adjusted Segment Operating Income/(Loss)”, which are supplemental to results presented under accounting principles generally accepted in the United States of America (“GAAP”) and may not be comparable to similarly titled measures presented by other companies. These non-GAAP measures are utilized by management to facilitate period-to-period comparisons and analysis of Viad’s operating performance and should be considered in addition to, but not as substitutes for, other similar measures reported in accordance with GAAP. The use of these non-GAAP financial measures is limited, compared to the GAAP measure of net income attributable to Viad, because they do not consider a variety of items affecting Viad’s consolidated financial performance as reconciled below. Because these non-GAAP measures do not consider all items affecting Viad’s consolidated financial performance, a user of Viad’s financial information should consider net income attributable to Viad as an important measure of financial performance because it provides a more complete measure of the Company’s performance.

Income/(Loss) Before Other Items and Adjusted Segment Operating Income/(Loss) are considered useful operating metrics, in addition to net income attributable to Viad, as potential variations arising from non-operational expenses/income are eliminated, thus resulting in additional measures considered to be indicative of Viad’s performance. Management believes that the presentation of Adjusted EBITDA and Adjusted Segment EBITDA provide useful information to investors regarding Viad’s results of operations for trending, analyzing and benchmarking the performance and value of Viad’s business. Management also believes that the presentation of Adjusted Segment EBITDA for acquisitions and other major capital projects enables investors to assess how effectively management is investing capital into major corporate development projects, both from a valuation and return perspective.

	Three months ended March 31,
($ in thousands)	2020	2019	$ Change	% Change
Loss before other items:
Net loss attributable to Viad	$(10,580)	$(17,777)	$7,197	40.5%
Loss from discontinued operations attributable to Viad	454	287	167	58.2%
Loss from continuing operations attributable to Viad	(10,126)	(17,490)	7,364	42.1%
Restructuring charges, pre-tax	851	688	163	23.7%
Legal settlement, pre-tax	—	8,500	(8,500)	-100.0%
Acquisition-related costs and other non-recurring expenses, pre-tax (Note A)	1,200	537	663	**
Tax benefit on above items	(468)	(2,419)	1,951	80.7%
Net loss attributable to FlyOver Iceland noncontrolling interest	—	(24)	24	-100.0%
Loss before other items	$(8,543)	$(10,208)	$1,665	16.3%

(per diluted share)
Loss before other items:
Net loss attributable to Viad	$(0.53)	$(0.89)	$0.36	40.4%
Loss from discontinued operations attributable to Viad	0.02	0.01	0.01	100.0%
Loss from continuing operations attributable to Viad	(0.51)	(0.88)	0.37	42.0%
Restructuring charges, pre-tax	0.04	0.03	0.01	33.3%
Legal settlement, pre-tax	—	0.42	(0.42)	-100.0%
Acquisition-related costs and other non-recurring expenses, pre-tax (Note A)	0.06	0.03	0.03	100.0%
Tax benefit on above items	(0.02)	(0.11)	0.09	81.8%
Adjustment to the redemption value of redeemable noncontrolling interest	0.01	—	0.01	**
Loss before other items	$(0.42)	$(0.51)	$0.09	17.6%

($ in thousands)
Adjusted EBITDA:
Net loss attributable to Viad	$(10,580)	$(17,777)	$7,197	40.5%
Loss from discontinued operations attributable to Viad	454	287	167	58.2%
Interest expense	4,018	2,915	1,103	37.8%
Income tax benefit	(3,422)	(7,595)	4,173	54.9%
Depreciation and amortization	15,285	13,188	2,097	15.9%
Other noncontrolling interest	(385)	55	(440)	**
Adjusted EBITDA	$5,370	$(8,927)	$14,297	**

(A)	Acquisition-related costs and other non-recurring expenses include:
	Three months ended March 31,
	2020	2019	$ Change	% Change
Acquisition integration costs - Pursuit[1]	$70	$—	$70	**
Acquisition transaction-related costs - Pursuit[1]	(14)	185	(199)	**
Acquisition transaction-related costs - Corporate[2]	148	295	(147)	-49.8%
Acquisition start-up costs[1,3]	996	57	939	**
Acquisition-related and other non-recurring expenses, pre-tax	$1,200	$537	$663	**

1 Included in segment operating income (loss)

2 Included in corporate activities

3 Includes costs related to the development of Pursuit's new FlyOver attractions in Iceland, Las Vegas, and Toronto and the Sky Lagoon in Iceland.

** Change is greater than +/- 100 percent

VIAD CORP AND SUBSIDIARIES

TABLE TWO – NON-GAAP FINANCIAL MEASURES (CONTINUED)

PRELIMINARY, SUBJECT TO SUBSTANTIAL REVISION BASED ON IMPAIRMENT TESTING AND FINAL CLOSING PROCEDURES

(UNAUDITED)

Organic - The term “organic” is used within this document to refer to results without the impact of exchange rate variances and acquisitions, if any, until such acquisitions are included in the entirety of both comparable periods. The impact of exchange rate variances (or "FX Impact") is calculated as the difference between current period activity translated at the current period's exchange rates and the comparable prior period's exchange rates. Management believes that the presentation of “organic” results permits investors to better understand Viad’s performance without the effects of exchange rate variances or acquisitions.

	Three months ended March 31, 2020				Three months ended March 31, 2019
($ in thousands)	As Reported	Acquisitions (Note A)	FX Impact	Organic	As Reported	Acquisitions (Note A)	Organic
Viad Consolidated:
Revenue	$306,008	2,940	$(1,060)	$304,128	$285,594	$—	$285,594
Net loss attributable to Viad	$(10,580)				$(17,777)
Net loss attributable to noncontrolling interest	(1,333)				(420)
Net loss attributable to redeemable noncontrolling interest	(517)				(24)
Loss from discontinued operations	454				287
Income tax benefit	(3,422)				(7,595)
Net interest expense	3,939				2,817
Other expense	419				455
Legal settlement	—				8,500
Restructuring charges	851				688
Corporate activities expense	789				1,833
Corporate eliminations	(16)				(16)
Segment operating loss	$(9,416)	$(2,467)	$(29)	$(6,920)	$(11,252)	$—	$(11,252)
Attraction start-up costs (B)	996	—	—	996	57	—	57
Integration costs	70	70	—	—	—	—	—
Acquisition transaction-related costs	(14)	—	(1)	(13)	185	—	185
Adjusted segment operating loss	(8,364)	(2,397)	(30)	(5,937)	(11,010)	—	(11,010)
Segment depreciation	12,122	950	(35)	11,207	10,057	—	10,057
Segment amortization	3,109	291	(6)	2,824	3,073	—	3,073
Adjusted Segment EBITDA	$6,867	$(1,156)	$(71)	$8,094	$2,120	$—	$2,120
Adjusted segment operating margin	-2.7%	-81.5%	2.8%	-2.0%	-3.9%		-3.9%
Adjusted segment EBITDA margin	2.2%	-39.3%	6.7%	2.7%	0.7%		0.7%

GES:
Revenue	$292,485	$—	$(1,022)	$293,507	$274,927	$—	$274,927
Segment operating income	$10,858	$—	$(121)	$10,979	$1,743	$—	$1,743
Integration costs	—	—	—	—	—	—	—
Adjusted segment operating income	10,858	—	(121)	10,979	1,743	—	1,743
Depreciation	5,902	—	(8)	5,910	6,389	—	6,389
Amortization	2,312	—	(3)	2,315	2,766	—	2,766
Adjusted Segment EBITDA	$19,072	$—	$(132)	$19,204	$10,898	$—	$10,898
Adjusted segment operating margin	3.7%		11.8%	3.7%	0.6%		0.6%
Adjusted segment EBITDA margin	6.5%		12.9%	6.5%	4.0%		4.0%

GES North America:
Revenue	$251,758	$—	$(334)	$252,092	$223,241	$—	$223,241
Segment operating income	$11,966	$—	$(80)	$12,046	$608	$—	$608
Integration costs	—	—	—	—	—	—	—
Adjusted segment operating income	11,966	—	(80)	12,046	608	—	608
Depreciation	4,860	—	(3)	4,863	5,098	—	5,098
Amortization	2,202	—	—	2,202	2,495	—	2,495
Adjusted Segment EBITDA	$19,028	$—	(83)	$19,111	$8,201	$—	$8,201
Adjusted segment operating margin	4.8%		24.0%	4.8%	0.3%		0.3%
Adjusted segment EBITDA margin	7.6%		24.9%	7.6%	3.7%		3.7%

VIAD CORP AND SUBSIDIARIES

TABLE TWO – NON-GAAP FINANCIAL MEASURES (CONTINUED)

PRELIMINARY, SUBJECT TO SUBSTANTIAL REVISION BASED ON IMPAIRMENT TESTING AND FINAL CLOSING PROCEDURES

(UNAUDITED)

	Three months ended March 31, 2020				Three months ended March 31, 2019
($ in thousands)	As Reported	Acquisitions (Note A)	FX Impact	Organic	As Reported	Acquisitions (Note A)	Organic
GES EMEA:
Revenue	$42,716	$—	$(688)	$43,404	$54,376	$—	$54,376
Segment operating income (loss)	$(1,108)	$—	$(41)	$(1,067)	$1,135	$—	$1,135
Integration costs	—	—	—	—	—	—	—
Adjusted segment operating income (loss)	(1,108)	—	(41)	(1,067)	1,135	—	1,135
Depreciation	1,042	—	(5)	1,047	1,291	—	1,291
Amortization	110	—	(3)	113	271	—	271
Adjusted Segment EBITDA	$44	$—	$(49)	$93	$2,697	$—	$2,697
Adjusted segment operating margin	-2.6%		6.0%	-2.5%	2.1%		2.1%
Adjusted segment EBITDA margin	0.1%		7.1%	0.2%	5.0%		5.0%

Pursuit:
Revenue	$13,523	$2,940	$(38)	$10,621	$10,667	$—	$10,667
Segment operating loss	$(20,274)	$(2,467)	$92	$(17,899)	$(12,995)	$—	$(12,995)
Integration costs	70	70	—	—	—	—	—
Acquisition transaction-related costs	(14)	—	(1)	(13)	185	—	185
Acquisition start-up costs (B)	996	—	—	996	57	—	57
Adjusted segment operating loss	(19,222)	(2,397)	91	(16,916)	(12,753)	—	(12,753)
Depreciation	6,220	950	(27)	5,297	3,668	—	3,668
Amortization	797	291	(3)	509	307	—	307
Adjusted Segment EBITDA	$(12,205)	$(1,156)	$61	$(11,110)	$(8,778)	—	$(8,778)
Adjusted segment operating margin	**	-81.5%	**	**	**		**
Adjusted segment EBITDA margin	-90.3%	-39.3%	**	**	-82.3%		-82.3%

(A)	Acquisitions include Mountain Park Lodges (acquired June 2019) and Belton Chalet (acquired May 2019) for Pursuit.
(B)	Includes costs related to the development of Pursuit's new FlyOver attractions in Iceland, Las Vegas, and Toronto and the Sky Lagoon in Iceland.